Exhibit 16.1

November 6, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Garrett Motion Inc.’s Form 8-K dated November 6, 2018, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP